Exhibit 10.4

Execution

Exhibit H

GUARANTY, SUBORDINATION AND CASH COLLATERAL AGREEMENT

THIS CONTINUING GUARANTY, SUBORDINATION AND CASH COLLATERAL AGREEMENT (this “Agreement”), dated as of June 1, 2009, is made by ATLAS AMERICA, INC., a Delaware corporation (the “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Senior Creditors (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Senior Creditors have extended credit to Atlas Pipeline Holdings, L.P., a Delaware limited partnership (the “Borrower”), pursuant to that certain Revolving Credit Agreement dated as of July 26, 2006, by and among the Borrower, Atlas Pipeline Partners GP, LLC, a Delaware limited liability company, as a guarantor, the financial institutions party thereto from time to time as Senior Creditors, and Wachovia Bank, National Association, in its capacity as the issuer of certain letters of credit and as the Administrative Agent for the Senior Creditors thereunder, and amended by that certain First Amendment to Revolving Credit Agreement (the “First Amendment”) dated of even date herewith (such Revolving Credit Agreement, as amended by the First Amendment, together with the exhibits and schedules thereto and all extensions, renewals, amendments, substitutions and replacements thereto and thereof, is herein referred to as the “Credit Agreement”);

WHEREAS, the Guarantor owns, directly or indirectly (i) all of the issued and outstanding limited liability company interests of Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company, the general partner of the Borrower, and (ii) approximately 64.4% of the issued and outstanding limited partnership units of the Borrower;

WHEREAS, as a condition precedent to maintaining credit to the Borrower pursuant to the Credit Agreement and to the effectiveness of the amendments to the Credit Agreement set forth in the First Amendment, the Senior Creditors have required that the Guarantor execute and deliver to the Administrative Agent, for and on behalf of the Senior Creditors, this Agreement;

WHEREAS, in consideration for the execution of this Agreement, the Borrower will issue to the Guarantor a promissory note in the form attached as Exhibit A (the “Guarantee Note”);

WHEREAS, the Guarantor has determined that the execution and delivery of this Agreement is in furtherance of its organizational purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances; and

WHEREAS, the Guarantor has agreed to execute and deliver this Agreement to the Administrative Agent, for the benefit of the Senior Creditors.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to fulfill the requirements of the First Amendment, the Guarantor agrees, for the benefit of each Senior Creditor, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” is defined in the first recital.

“Cash Requirement” means, on any day, 102% of the unpaid principal balance of the Loans on such day.

“Collateral” is defined in Section 5.1.

“Credit Agreement” is defined in the first recital.

“Guarantee Note” is defined in the fourth recital.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantor” is defined in the preamble.

“Guarantor Material Adverse Effect” shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Guarantor and its consolidated Subsidiaries, taken as a whole, or (ii) the ability of the Guarantor and its consolidated Subsidiaries, taken as a whole, to carry out their business, or (iii) the ability of the Guarantor to meet its obligations under this Agreement on a timely basis, or (iv) the Administrative Agent’s or the Senior Creditors’ ability to enforce their rights and remedies under this Agreement, at law or in equity.

“Insolvency Proceeding” means, with respect to any Person, any voluntary or involuntary liquidation, dissolution, receivership, conservatorship, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement or composition of such Person (whether or not pursuant to bankruptcy, insolvency or other similar laws) and any other proceeding under laws for the protection of debtors involving such Person as a debtor. Unless otherwise specified, “Insolvency Proceeding” means an insolvency proceeding of the Borrower or any Obligor.

“PIK Interest” means the accrual and capitalization of unpaid interest or payment in kind with an additional Subordinated Note.

“Requirements Account” is defined in Section 4.4.

“Senior Creditors” means the Administrative Agent, the Lenders, the Issuing Bank and any other Person to whom Indebtedness is owing.

“Subordinated Notes” means (a) the note of even date herewith made by Borrower payable to Guarantor in the original principal amount of $15,000,000, (b) the Guarantee Note and (c) any PIK Interest paid with respect to the notes in clauses (a) and (b).

“Subordinated Obligations” means all indebtedness, obligations or liabilities owed by any Borrower or any Obligor to the Guarantor from time to time, including without limitation all indebtedness, obligations or liabilities evidenced by the Subordinated Notes and including all principal, interest (including any interest accruing after the commencement of any Insolvency Proceeding), fees, expense reimbursement, indemnities or after amounts of any type.

“Taxes” is defined in clause (1) of Section 2.8.

“Termination Date” means the 91st day following (or, if, for not less than 91 consecutive days prior to the date on which all Indebtedness has been paid in cash and satisfied in full, the Indebtedness shall have been fully secured by Collateral having on each such day a market value in excess of the Indebtedness outstanding on such day, then the first day following) the earliest date after the date hereof on which all Indebtedness has been paid in cash and satisfied in full and Senior Creditors do not have any outstanding commitment (whether or not conditioned on the satisfaction of any condition precedent) under the Loan Documents to lend money or otherwise extend credit to Borrower or any Obligor; provided, however, that this Agreement shall continue to be effective or be reinstated, as though such payment had not been made, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by Senior Creditors in connection with an Insolvency Proceeding involving Borrower or any Obligor.

“Triggering Event” is defined in Section 4.4.

“UCC” means the Uniform Commercial Code applicable to the creation of the security interest provided herein, except to the extent that the Uniform Commercial Code of another jurisdiction is applicable to the perfection and effected perfection thereof.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY; WAIVERS

SECTION 2.1 Agreement. The Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Indebtedness (including all indebtedness, obligations and liabilities of the Borrower or any other Obligor now or hereafter existing under the Credit Agreement, the Notes or each other Loan Document to which the Borrower or such other Obligor is or may become a party), whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (“Guaranteed Obligations”); provided, however, that in no event shall the Guaranteed Obligations (a) include any additional Loans funded under the Credit Agreement after the date hereof or any increase in the interest rate under the Credit Agreement as a result of an amendment to the provisions of the Credit Agreement or (b) exceed $17,500,000 and (2) indemnifies and holds harmless each Senior Creditor for any and all out-

of-pocket costs and expenses (including reasonable attorney’s fees and expenses; but limited to fees and expenses of one firm of primary counsel and one firm of local counsel for each jurisdiction applicable thereto for all such Senior Creditors) for all such Senior Creditors) incurred by such Senior Creditors, as the case may be, in enforcing any rights under this Agreement. This Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Senior Creditors exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

SECTION 2.2 Acceleration of Agreement. The Guarantor agrees that, in the event of the occurrence of any event of the type described in Section 10.01(e), (f) or (g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Indebtedness may not then be due and payable by the Borrower due to any automatic stay or other debtor relief laws, the Guarantor will pay to the Senior Creditors forthwith the full amount which would be payable hereunder by the Guarantor if all such Indebtedness were then due and payable.

SECTION 2.3 Continuing Unconditional Guaranty. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Indebtedness of the Borrower and each other Obligor has been paid in full and all obligations of the Guarantor hereunder shall have been paid in full and all Hedging Agreements have terminated. The Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Indebtedness of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Senior Creditor or any holder of any Note with respect thereto.

SECTION 2.4 Waivers of Rights and Defenses. The guaranty, security interest, subordination and other obligations, duties and liabilities of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (2) the failure of any Senior Creditor or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Indebtedness of the Borrower or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Indebtedness of the Borrower or any other Obligor; (4) any reduction, limitation, impairment or termination of any Indebtedness of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness of the Borrower, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Senior Creditor securing any of the Indebtedness of the Borrower or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor (other than the defense that the Guarantor’s liabilities or obligations shall have been indefeasibly paid in full). The

Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and the Guarantor waives any right to revoke this Agreement with respect to future Indebtedness; provided, however, that in no event shall Guarantor waive the defense that its obligations hereunder have been indefeasibly paid in full. The Guarantor waives all rights or defenses under common law, in equity, under contract, by statute, or otherwise; provided, however, that in no event shall Guarantor waive the defense that its obligations hereunder have been paid or otherwise satisfied.

SECTION 2.5 Reinstatement. The Guarantor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must otherwise be restored by any Senior Creditor, upon any Insolvency Proceeding involving the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.6 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness of the Borrower or any other Obligor and this Agreement and any requirement that the Administrative Agent, any other Senior Creditor protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Indebtedness of the Borrower or any other Obligor, as the case may be.

SECTION 2.7 Waiver of Subrogation. Until the Indebtedness is paid in full and all Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Senior Creditors against the Borrower or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Senior Creditors, and shall forthwith be paid to the Senior Creditors to be credited and applied upon the Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Senior Creditors as of the date hereof that:

SECTION 3.1 Corporate Existence. The Guarantor: (i) is a corporation duly organized, formed, legally existing and in good standing under the laws of the state of Delaware; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Guarantor Material Adverse Effect.

SECTION 3.2 Financial Condition. The audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at December 31, 2008, the related consolidated statement of income, shareholders’ equity and cash flow of the Guarantor and its consolidated Subsidiaries for the fiscal year ended on said date, heretofore furnished to each of the Senior Creditors, are complete and correct and fairly present the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at said date and the results of its operations for the fiscal year on said date, all in accordance with GAAP, as applied on a consistent basis. Except as reflected or referred to in such financial statements or the unaudited financial statements of the Guarantor as at March 31, 2009, neither the Guarantor nor any of its consolidated Subsidiaries has on the date hereof any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Since December 31, 2008, neither the business nor the Properties of the Guarantor and its consolidated Subsidiaries, have been materially and adversely affected.

SECTION 3.3 No Breach. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof under, the respective charter, limited partnership agreement, articles of incorporation or organization or by-laws of the Guarantor or any of its Subsidiaries, or any Governmental Requirement, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, other than the Liens created by the Loan Documents.

SECTION 3.4 Authority. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary organizational action on its part; and this Agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with its terms.

SECTION 3.5 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Guarantor of this Guaranty or for the validity or enforceability hereof.

SECTION 3.6 Solvency. After giving effect to this Agreement, the Guarantor is not insolvent as such term is used and defined in the United States Bankruptcy Code.

ARTICLE IV

COVENANTS

The Guarantor covenants and agrees that, until payment in full of all Indebtedness and all other amounts payable by the Guarantor hereunder:

SECTION 4.1 Reporting Requirements. The Guarantor shall deliver, or shall cause to be delivered, to the Administrative Agent (it being agreed that the Guarantor shall not be obligated to deliver the items specified in Section 4.1(a) or 4.1(b) if such items are included in a public filing with the U.S. Securities and Exchange Commission on or prior to the date that such items would otherwise be required to be delivered under this Agreement):

(a) Annual Financial Statements. As soon as available and in any event within ten (10) days after the Guarantor is required to file the same with the SEC, the audited consolidated and consolidating statements of income, shareholder’s equity, changes in financial position and cash flow for the Guarantor and its consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred.

(b) Quarterly Financial Statements. As soon as available and in any event within ten (10) days after the Guarantor is required to file the same with the SEC, for of each of the first three fiscal quarterly periods of its fiscal year for the Guarantor and its consolidated Subsidiaries, consolidated and consolidating statements of income, shareholders’ equity, changes in financial position and cash flow of the Guarantor and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Guarantor and its consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year end audit adjustments).

(c) Notice of Default, Etc. Promptly after the Guarantor has actual knowledge that any Default or Event of Default has occurred, a notice of such Default or Event of Default, describing the same in reasonable detail and the action the Borrower, any other Obligor or the Guarantor proposes to take with respect thereto.

(d) Triggering Event. Contemporaneously with the occurrence thereof, notice of a Triggering Event.

SECTION 4.2 Maintenance, Etc. The Guarantor shall preserve and maintain its organization existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Guarantor Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Senior Creditor, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Senior Creditor or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

SECTION 4.3 Maintenance Of Liquidity. Prior to the Termination Date, the Guarantor shall at all time maintain, free and clear of any Lien of any Person other than the Administrative Agent, (a) a collected cash balance in a blocked deposit account maintained with the Administrative Agent, (b) United States treasury securities maturing within thirteen (13) months or interests in mutual funds containing only United States treasury securities maturing within thirteen (13) months, or (c) overnight repurchase obligations for U.S. treasury securities maturing within 13 months, in any case in a securities account maintained with the Administrative Agent or an affiliate of the Administrative Agent, and/or (d) a combination of the foregoing (a), (b) or (c), in each case, subject to a control agreement in form and substance satisfactory to the Administrative Agent, equal to or greater than, on each day, the Cash Requirement on such day. On the date that the Indebtedness, or any part thereof, is due under the terms of the Credit Agreement (if such Indebtedness, or any part thereof, shall not have been paid when due), the Administrative Agent is hereby authorized to convert such cash or cash equivalent to a cash collected balance and apply such amount to the Indebtedness or part thereof that is due.

SECTION 4.4 Additional Collateral. In the event that the Guarantor shall incur or otherwise become liable for Debt (excluding any Debt arising out of or related to this Agreement) in an aggregate amount in excess of $10,000,000 at any one time outstanding (the “Triggering Event”), the Guarantor shall, contemporaneously with the incurrence of such Debt, grant to the Administrative Agent, for the benefit of the Senior Creditors as security for the Guaranteed Obligations, a perfected first priority (subject only to claims of the applicable depository or intermediary permitted by the applicable control agreement) security interest covering such cash and cash equivalent collateral in an amount equal to the Cash Requirement.

ARTICLE V

SECURITY INTEREST

SECTION 5.1 Springing Security Interest. In order to give effect to the agreement of Guarantor set forth in Section 4.4 hereof, effective immediately upon, but not prior to, the Triggering Event, Guarantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in one or more deposit accounts and/or securities accounts maintained with Administrative Agent containing an aggregate amount equal to the Cash Requirement (the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. On the date that the Indebtedness, or any part thereof, is due under the terms of the Credit Agreement (if such Indebtedness, or any part thereof, shall not have been paid when due), the Administrative Agent is hereby authorized to convert such Collateral to a cash collected balance and apply such amount to the Indebtedness or part thereof that is due. In the event that the balance of the Collateral shall exceed the Cash Requirement, so long as no Default has occurred which is continuing, upon request by the Guarantor, the Administrative Agent shall release to the Guarantor the amount of such excess.

SECTION 5.2 Further Assurances. Effective immediately upon a Triggering Event and until all Guaranteed Obligations are indefeasibly paid in full:

(a) The Guarantor shall maintain the security interest created by this Agreement as a perfected first priority (subject only to claims of the applicable depository or intermediary permitted by the applicable control agreement) security interest in the Collateral and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Guarantor, the Guarantor shall promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices, assignments or other instruments and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the security agreement granted by this Agreement or to enable the Administrative Agent to enforce its rights, remedies, powers and privileges under this Agreement with respect to such security interests or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c) Without limiting the obligations of the Guarantor under Section 5.2(b), upon the request of the Administrative Agent, the Guarantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent (whether in its capacity as AdministrativeAgent, deposit account bank or securities intermediary) or any Senior Creditor) requested by the Administrative Agent to cause the Administrative Agent to (a) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over the Collateral, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with deposit account banks, securities intermediaries, issuers or other Persons in order to establish “control,” and (b) if applicable, be a “protected purchaser” (as defined in Section 8.303 of the UCC).

(d) This Section 5.2 and the obligations imposed on the Guarantor by this Section 5.2 shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Senior Creditors in order to effectuate the purpose and intent of this Agreement.

(e) The Guarantor will not cause or permit any change to be made in its name, identity, corporate structure or jurisdiction of organization (excluding the Guarantor’s name change to “Atlas Energy, Inc.”), unless the Guarantor shall have first (1) notified the Administrative Agent of such change at least five (5) days prior to the effective date of such change, expressly stating in a conspicuous manner that the notice contains facts that may require additional filings of financing statements, and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.

SECTION 5.3 Remedies.

(a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Senior Creditors, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights, remedies, powers and privileges of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith convert the Collateral to a cash collected balance and apply such amount to the Indebtedness or part thereof that is due.

(b) Each and every method of disposition of the Collateral described in this Agreement shall be effected in a commercially reasonable manner.

SECTION 5.4 Deficiency. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guaranteed Obligations as provided in Section 2.1.

SECTION 5.5 Non-Judicial Enforcement. To the extent permitted by law, the Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Guarantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

SECTION 5.6 Control Agreement. Upon written request by the Guarantor, the Administrative Agent shall give, or join the Guarantor in giving, instructions pursuant to any control agreement to release assets from a deposit account or securities account maintained pursuant to Section 4.3, 5.1 or 5.2 as of any day to the extent that the aggregate amount maintained pursuant to such Sections exceeds the Cash Requirement on such day. Except as provided in the immediately preceding sentence, the Administrative Agent will not give a notice of exclusive control to the depository or intermediary on any such deposit account or securities account, nor give instructions regarding delivery of property therein to the Administrative Agent or any other Person, unless an Event of Default shall occur and be continuing.

ARTICLE VI

SUBORDINATION

SECTION 6.1 Subordination of Obligations. The Guarantor hereby, expressly and in all respects, subordinates in right of payment: (a) all Subordinated Obligations, to (b) the Indebtedness.

SECTION 6.2 Payment Limitations. Prior to the Termination Date, the Guarantor shall not accept, receive or collect (by set-off or other manner) any payment or distribution on account of, or ask for, demand or accelerate, directly or indirectly, any Subordinated Obligation, and neither Borrower nor any Obligor shall make any such payment, other than PIK Interest.

SECTION 6.3 Subordination of Liens. The Guarantor will not accept or permit to exist any Lien on any Property of the Borrower or any Obligor to secure the Suordinated Obligations. Without limiting the foregoing, any Liens at any time securing the Subordinated Obligations are hereby made, and will at all times prior to the Termination Date be, subject, subordinate, junior and inferior in all respects to all Liens securing the Indebtedness.

SECTION 6.4 Assets Wrongly Received. If the Guarantor receives any payment or distribution of any kind (whether in cash, securities or other property) in contravention of this Agreement, it shall hold such payment or distribution in trust for the Senior Creditors, shall segregate the same from all other cash or assets it holds, and shall immediately deliver the same to the Administrative Agent in the form received by the Guarantor (together with any necessary endorsement) to be applied to or, at the Administrative Agent’s option held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Indebtedness.

SECTION 6.5 Specific Performance. The Administrative Agent is hereby authorized to demand specific performance of this Agreement at any time when Guarantor shall have failed to comply with any of the provisions of this Agreement. Guarantor hereby irrevocably waives any defense based upon the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance and waives any requirement of the posting of any bond which might otherwise be required before such remedy of specific performance is granted.

SECTION 6.6 No Acceleration, Institution of Collection Proceedings or Interference with Senior Creditors’ Collateral. Prior to the Termination Date, the Guarantor shall not accelerate or collect or attempt to collect any part of the Subordinated Obligations — whether through the commencement or joinder of an action or proceeding (judicial or otherwise) or an Insolvency Proceeding, the enforcement of any rights against any Property of the Borrower or any Obligor (including any such enforcement by foreclosure, repossession or sequestration proceedings), or otherwise — except the foregoing shall not prohibit the acceleration of the Subordinated Obligations upon the commencement of a bankruptcy case under the United States Bankruptcy Code against Borrower. In no event shall the Guarantor contest, in any manner, or bring (or voluntarily join in) any action or proceeding for the purpose of contesting the creation, legality, validity, perfection, enforceability, or priority of or seeking to avoid, any Lien granted to the Administrative Agent to secure the Indebtedness.

SECTION 6.7 Insolvency Proceedings.

(a) Upon the occurrence of any Insolvency Proceeding, then any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations shall be paid and delivered directly to the Administrative Agent for the benefit of Senior Creditors to be applied to or, at the Administrative Agent’s option held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Indebtedness.

(b) During the pendency of any Insolvency Proceeding with respect to the Borrower or any Obligor, the Guarantor shall promptly execute, deliver and file any documents and instruments which the Administrative Agent may from time to time request in order to (i) file appropriate proofs of claim in respect of the Subordinated Obligations in such Insolvency Proceeding, (ii) instruct any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any payment or distribution in such Insolvency Proceeding to make all payments which might otherwise be payable or deliverable in respect of the Subordinated Obligations directly to the Administrative Agent for the benefit of Senior Creditors, and (iii) otherwise effect the purposes of this Agreement. In the event that Guarantor fails to file such proofs of claims or give such instructions, in capacity as Guarantor under this Agreement, Guarantor hereby grants to the Administrative Agent the express power and authority (which power and authority are coupled with an interest and shall be irrevocable) to do so.

(c) During the pendency of any Insolvency Proceeding with respect to the Borrower or any Obligor, in capacity as Guarantor under this Agreement, the Guarantor will raise no objection, contest or oppose, pursuant to its rights as a creditor, but without limiting its rights as the direct or indirect owner of equity interests of the Borrower or of the general partner of the Borrower: (i) a motion to sell or liquidate collateral securing the Indebtedness if the Administrative Agent has consented to such sale or liquidation, (ii) any request by the Senior Secured Parties for adequate protection, (iii) any objection by the Administrative Agent or the Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iv) the payment of interest, fees, expenses or other amounts to the Senior Creditors.

(d) This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of any Insolvency Proceeding. All references in this Agreement to the Borrower or any Obligor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

(e) Nothing contained in this Agreement shall be construed to preclude the Guarantor from (i) filing any proof of claim in any proceedings relating to any Insolvency Proceeding or (ii) exercising its right to vote on any plan of reorganization in any such Insolvency Proceeding, subject, however, in all cases to the terms of the subordination of the right of payment of the Subordinated Obligations.

(f) Nothing contained in this Section 6.7 shall be construed to preclude the Guarantor or its Subsidiaries, in its capacity as a general partner or limited partner of the Company, from exercising their rights as equity holders of the Company or exercising their fiduciary obligations to the Company or its security holders.

SECTION 6.8 Assignment and Marking of Subordinated Obligations. Prior to the Termination Date, Guarantor shall not without the prior consent of Administrative Agent permit any amendment or modification to the terms of the Subordinated Obligations or any agreement or document executed in connection therewith the effect of which would be to (a) provide for any Lien prohibited by this Agreement and (b) provide for any earlier payment of any Subordinated Obligations other than PIK Interest.

SECTION 6.9 Legend. Guarantor shall cause each instrument to which it is a party that evidences all or any part of the Subordinated Obligations to bear upon its face a conspicuous statement or legend to the effect that such instrument and the indebtedness evidenced thereby are subordinate to the payment of all Indebtedness pursuant to this Agreement, and the Guarantor shall, in the case of any Subordinated Obligations to which it is a party that is not evidenced by any instrument, upon Administrative Agent’s request cause such Subordinated Obligations to be evidenced by an appropriate instrument or instruments endorsed with such statement or legend.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Releases. Upon the Termination Date, the Administrative Agent shall, at the request and expense of the Guarantor following such date, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Agreement.

SECTION 7.2 Administrative Agent and Senior Creditors; Successors and Assigns.

(a) The Administrative Agent is the Administrative Agent for each Senior Creditor under the Credit Agreement. All rights granted to the Administrative Agent under or in connection with this Agreement are for each Senior Creditor’s ratable benefit. The Administrative Agent may, without the joinder of any Senior Creditor, exercise any rights in the Administrative Agent’s or the Senior Creditors’ favor under or in connection with this Agreement. The Administrative Agent’s and each Senior Creditor’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless the Guarantor specifically enters into such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement nor is it entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Agreement benefits the Administrative Agent, the Senior Creditors, and their respective successors and assigns and binds the Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of the Administrative Agent under this Agreement automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of the Senior Creditors without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and the Senior Creditors under this Agreement may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Agreement.

SECTION 7.3 Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 12.04 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid. Address for notices:

Atlas America, Inc.

1550 Coraopolis Heights Road

Moon Township, PA 15108

Attn: Lisa Washington

Facsimile: (412) 262-2820

Telephone: (412) 262-2830

SECTION 7.5 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Senior Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.6 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 7.7 Setoff. In addition to, and not in limitation of, any rights of any Senior Creditor under applicable law, upon the occurrence of an Event of Default under or as defined in the Credit Agreement, each Senior Creditor and each such holder shall be entitled to exercise any right of offset or banker’s lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Senior Creditor, to the extent of the full amount of the Guaranteed Obligations.

SECTION 7.8 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.9 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW

YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SENIOR CREDITORS OR THE GUARANTOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 7.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SENIOR CREDITORS OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SENIOR CREDITORS ENTERING INTO THE CREDIT AGREEMENT.

SECTION 7.12 Entire Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank. Signature Page to Follow.

IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered by an officer duly authorized as of the date first written above.

GUARANTOR:

ATLAS AMERICA, INC., a Delaware corporation

By:
Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

This Agreement is accepted by the Administrative Agent, for and on behalf of the Senior Creditors, as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent

By:
Name:
Title: